Exhibit 32

TECO CAPITAL TRUST II

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of TECO Energy, Inc. (which is designated to make compliance filings on behalf of TECO Capital Trust II (the “Trust”)) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Trust for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: March 29, 2006	/s/ S. W. HUDSON
S. W. HUDSON
Chief Executive Officer of TECO Energy, Inc.

Dated: March 29, 2006	/s/ G. L. GILLETTE
G. L. GILLETTE
Chief Financial Officer of TECO Energy, Inc.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.